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                          PriceWaterhouseCoopers LLP
                             Chartered Accountants
                           1111 West Hastings Street
                          Vancouver, British Columbia
                                Canada V6E 3R2
                          Telephone 1+(604) 806-7000
                          Facsimile 1+(604) 806-7806


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
20549



28 September 2000

Reference:     70-01-71737-01-001


Commissioners:

We have read the statements made by Topclick International, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated September 18, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,


PriceWaterhouseCoopers LLP
Chartered Accountants

Enclosure

cc:  Topclick International, Inc.